EXHIBIT 23

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Cherry
Bekaert &
Holland
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CERTIFIED PUBLIC
ACCOUNTANTS &
CONSULTANTS



                        INDEPENDENT ACCOUNTANT'S CONSENT



Board of Directors
SWVA Bancshares, Inc.
302 Second Street, S.W.
Roanoke, Virginia  24011



We consent to incorporation by reference in Registration Statement No. 333-2794 of SWVA Bancshares, Inc. on Form S-8 (filed with the Securities and Exchange Commission on March 27, 1996) of our report dated July 25, 1997 on the consolidated financial statements of SWVA Bancshares, Inc., included in this Annual Report on Form 10-KSB of SWVA Bancshares, Inc. for the fiscal year ended June 30, 1997.



                                        /s/ Cherry, Bekaert & Holland, L.L.P.
                                        CHERRY, BEKAERT & HOLLAND, L.L.P.


Lynchburg, Virginia
September 24, 1997



                        Cherry Bekaert & Holland, L.L.P.
        1700 Central Fidelity Bank Building - 828 Main Street (24504) -
   P.O. Box 1119 - Lynchburg, VA 24505 - (804) 847-6643 - Fax (804) 528-3605
     Offices Throughout The Southeast - Represented Internationally Through
                      Summit International Associates, Inc.